UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2022

BIG SKY GROWTH PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40313	86-2084915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Western Avenue, Suite 406 Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

(406) 351-0820

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-fourth of one redeemable Warrant to acquire one share of Class A common stock	BSKYU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	BSKY	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BSKYW	The Nasdaq Stock Market LLC

☒      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03 to the extent required herein. A copy of the certificate of amendment to the Charter (as defined below) of Big Sky Growth Partners, Inc., a Delaware corporation (the “Company”) is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, and the foregoing description of such certificate of amendment is qualified in its entirety by reference thereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 12, 2022, the Company held a Special Meeting of Stockholders (the “Special Meeting”). Holders of 31,098,707 shares of the Company’s Common Stock, par value 0.0001 per share, which represented approximately 82.9% of the shares of the Company’s Common Stock outstanding and entitled to vote as of the record date of November 18, 2022, were represented in person or by proxy at the Special Meeting.

At the Special Meeting, stockholders voted on the following proposals, which are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 28, 2022. The number of votes cast for and against, as well as the number of abstentions with respect to, the proposals voted upon at the Special Meeting are set forth below.

Proposal 1 - The Charter Amendment Proposal - to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) pursuant to an amendment to the Charter in the form set forth in Annex A of the accompanying proxy statement (the “Charter Amendment”) to amend the date by which the Company must cease its operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and redeem all of the shares of Class A Common Stock, par value $0.0001 per share of the Company included as part of the units sold in the Company’s initial public offering that was completed on May 3, 2021 (the “IPO”), from May 3, 2023 to December 12, 2022 or such later date as the Company’s board of directors may determine (the “Amended Termination Date”). Stockholders voted as follows:

For:	31,098,707
Against:	0
Abstain:	0

Accordingly, the Charter Amendment was approved.

Proposal 2 - The Trust Amendment Proposal - to amend the Investment Management Trust Agreement, dated April 28, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as trustee (“Continental”), pursuant to an amendment to the Trust Agreement in the form set forth in Annex B of the accompanying Proxy Statement (the “Trust Amendment”), to change the date on which Continental must commence liquidation of the trust account established in connection with the IPO to the Amended Termination Date . Stockholders voted as follows:

For:	31,098,707
Against:	0
Abstain:	0

Accordingly, the Trust Amendment was approved.

Proposal 3 - The Adjournment Proposal - to approve the adjournment of the Special Meeting, if necessary, from time to time to solicit additional proxies in favor of Proposals 1 and 2 or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate. Because there was no need to adjourn the Special Meeting, Proposal 3 was not voted upon.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Big Sky Growth Partners, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2022

Big Sky Growth Partners, Inc.

By:	/s/ Lauren Neiswender
Name:	Lauren Neiswender
Title:	Chief Financial Officer